SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C.  20549



                                        Form 8-K

                                    CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)                July 13, 2000
                                                ______________________________



                              ALICO, INC.
______________________________________________________________________________
(Exact name of registrant as specified in its charter)


Florida                                      0-261                59-0906081
______________________________________________________________________________
(State or other jurisdiction              (Commission           (IRS Employer
           of incorporation)               File Number)      Identification No.)


Post Office Box 338, La Belle, Florida                                33975
______________________________________                           _______________
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code            (863) 675-2966
                                                      _________________________
Item 5.      Other Events.

             Incorporated by reference is a press release issued by the Registrant on July 13, 2000, attached as Exhibit 01, providing information concerning the Registrant's announcement of its' disposition of land in Lee County, Florida.

Item 7.     Financial Statements and Exhibits.

( c ) Exhibit

Exhibit 01 - Press release issued July 13, 2000.


                             SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ALICO, INC.
                                                (Registrant)



                                              /s/ W. BERNARD LESTER
July 13, 2000                         By________________________________________
______________                                W. Bernard Lester, President
Date                                          (Signature)





























                                    EXHIBIT INDEX
                                   _______________


Exhibit
Number                            Description
____________                    ______________

01                       Press release issued July 13, 2000



















































FOR IMMEDIATE RELEASE

Contact:          W. Bernard Lester, President
                       Alico, Inc.
                       (863) 675-2966

ALICO ANNOUNCES LEE COUNTY PROPERTY DISPOSITION


La Belle, FL. (July 13, 2000)  -- Ben Hill Griffin III, Chief Executive
Officer and Chairman of the Board of Alico, Inc. (ALCO),
announced today that a prospective purchaser of 2,500 acres of land, in Lee County, Florida, chose not to close on the property. The sales contract announced in April, 2000, was for $34 million and covered land located north of Florida Gulf Coast University on the north side of
Alico Road.  Mr. Griffin stated that, "While we are disappointed about the decision of the prospective buyer, we are confident that the property's marketability is such that it's sales potential is very favorable."
          The Chairman also announced the formation of Agri-Insurance
Company, Ltd., a wholly owned subsidiary of Alico, Inc. The Board of Directors approved the inception of the insurance company and funded it's capital by transferring cash and approximately 3,000 acres of Alico, Inc.'s
Lee County property.  Included in the transfer are the 2,500 acres referred to above.  There are currently sales contracts for approximately 700 of the acres totaling $18.6 million. The contracts, while still subject to the buyers' due diligence efforts, have also been assigned to the subsidiary.
In connection with the transaction, Mr. Griffin stated, "We are pleased that we will now have the opportunity to insure our risk of catastrophic crop loss. Through Agri-Insurance Company, Ltd., we will not only be able to underwrite previously uninsurable risk; we will have access to
re-insurance markets otherwise inaccessible.   It is anticipated that Agri-
Insurance Company will begin writing coverages before the end of the year 2000. In subsequent years, we will gradually expand the use of Agri-Insurance
Company into other aspects of our insurance programs.  For calendar year
2000, Agri-Insurance Company is projected to incur little or no tax liability. This is expected to result from a careful integration into our business operations and underwriting safeguards against initial catastrophic risk exposures."